UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 9, 2013

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On December 9, 2013, R. Seth Bullock resigned from his position as the Chief Financial Officer of Par Petroleum Corporation (the “Company”), effective immediately.

Appointment of Chief Financial Officer

On December 9, 2013, the Board of Directors (the “Board”) of the Company, appointed Chris Micklas to serve as the Company’s Chief Financial Officer.

Mr. Micklas, age 46, served as the Chief Operating Officer and Director of Global LNG Finance at BG Group Plc from 2010 to November 2013, Chief Financial Officer of Ennis Paint from 2008 to 2010 and in various roles with Shell Oil Company from 2001 to 2008, including most recently as Finance Director, US Downstream from 2006 to 2008.

On December 9, 2013, the Company entered into an employment arrangement with Mr. Micklas, pursuant to which Mr. Micklas is entitled to receive an annual base salary of $330,000 paid in accordance with Company payroll practices. Mr. Micklas is also eligible for an annual performance bonus, depending upon his performance and the Company’s profitability. Mr. Micklas’ target bonus is 40% of his annual base salary with a maximum of 80%. Additionally, Mr. Micklas is eligible to participate in an annual stock based incentive plan under which Mr. Micklas will be awarded restricted stock at the end of each year subject to certain performance goals. Shares of restricted stock awarded pursuant to the annual restricted stock incentive plan will vest over a three year period.

On December 9, 2013, Mr. Micklas was granted a value of $300,000 in restricted Company common stock under the Company’s 2012 Long Term Incentive Plan (the “Plan”). In addition, Mr. Micklas will be granted a value of $150,000 in restricted Company common stock under the Plan upon completing one year of employment. In each case, the actual number of shares granted will be determined based on the average volume weighted average price of the Company’s common stock for the 60 days immediately preceding the date of employment. Subject to the terms thereof, these restricted stock grants will vest over a 5-year period on each anniversary of the date of grant with 100% vesting accelerated for certain events such as a change in control of the Company.

Mr. Micklas will also be eligible to participate in any benefit plans that may be offered from time to time by the Company to its employees generally and in the Company’s 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Item 7.01 Regulation FD Disclosure.

On December 9, 2013, the Company issued a press release announcing the appointment of Mr. Micklas. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: December 9, 2013
/s/ Brice Tarzwell
Brice Tarzwell
Chief Legal Officer

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